UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 22, 2012


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)


          Nevada                     000-54323                   20-3866475
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (562) 799-5588

                     445, 708 - 11th Avenue, SW, Calgary, AB
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
          CERTAIN OFFICERS

Effective February 22, 2012, Bruce A. Thomson resigned as president, secretary, treasurer, chief executive officer, chief financial officer and as director of our company. Mr. Thomson's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Also effective February 22, 2012, we decreased the number of directors on our board of directors to one (1).

GREGORY C. ROTELLI

Gregory C. Rotelli has been a member to our company's board of directors since November 30, 2011.

Mr. Rotelli has held leading positions in both technology start-ups as well as with established public companies. He has also been senior vice president of Marketing for such companies as USSearch.com, a search engine technology company, and System Integrators (Sii), one of the largest computer hardware/software companies for major newspapers including Financial Times of London, Los Angeles Times, Le Monde of Paris, Oftenposten of Norway and many more publications worldwide. He has over 25 years experience in senior management for both public and early-stage private companies, including former Chief Operating Officer for Direct Stock Market, an online investment bank for emerging growth venture capital financing.

From July 2009 to July 2010, Mr. Rotelli was the president of Toro Ventures Inc., an oil and gas explorations company. His responsibility as president of the company included managing the day to day operations of the company.

Since January 2000, Mr. Rotelli has been a principal of Pacific Coast Capital Group, LLC, a privately owned consulting group focused on oil and gas, mining and financial services. As a consultant, Mr. Rotelli has advised and negotiated in both structured financings and early stage investments, raising capital ranging up to a $150 million securitization.

Since March 2011, Mr. Rotelli has been an officer and director of Razor Resources Inc., a minerals exploration company. His responsibility as officer and director includes managing the day to day operations of the company.

Since May 2011, Mr. Rotelli has been the president of Rostock Ventures Corporation, a natural resource exploration and production company engaged in the exploration, acquisition, and development of mineral properties in the United States. His responsibility as president of the company includes managing the day to day operations of the company.

Mr. Rotelli earned a Bachelor of Arts degree in Classics from Brown University in Rhode Island in 1982. He was deemed a Distinguished Scholar at the Regent University in Virginia, where he received his MBA in Marketing and Management in 1985.

We appointed Gregory C. Rotelli as an officer of our company because of his experience with public companies.

Our board of directors now solely consists of Gregory C. Rotelli. There are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Rotelli had or will have a direct or indirect material interest which would be required to be reported herein.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
--------------------------------
Gregory C. Rotelli
President and Director

Date: February 24, 2012


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